Exhibit 3.1

ARTICLES OF INCORPORATION
OF
SCRAP CHINA CORPORATION

The undersigned being more than 18 years of age, hereby establishes a corporation pursuant to the Utah Revised Business Corporation Act and adopts the following Articles of Incorporation

ARTICLE I
NAME

The name of the Corporation is Scrap China Corporation

ARTICLE II
DURATION

The duration of the corporation is perpetual.

ARTICLE III
Purposes and Powers

The Corporation is organized for the purpose of engaging in the business of recycling all manner of materials. The Corporation may otherwise engage in any lawful act or activity that a corporation organized under the Utah Revised Business Corporation Act may engage in.

ARTICLE IV
CAPITALIZATION

The corporation is authorized to issue 250,000,000 voting capital shares, with each outstanding share having one vote per share on all matters voted on by the shareholders; provided that, the Board of Directors is authorized to designate, by resolution of the Board, series of shares within the class of capital shares, which may have special, conditional or limited rights as determined by the Board.

ARTICLE V
1NCORPORATOR

The name and address of the incorporator is:

Steven L. Taylor
175 East 400 South
Suite 900
Salt Lake City, Utah 84111

REGISTERED AGENT

The name and address of the initial registered agent of the corporation is:

Steven L. Taylor
175 East 400 South
Suite 900
Salt Lake City, Utah 84111

Dated this 15th day of June, 2005

/s/ Steven L. Taylor
Steven L. Taylor

ACKNOWLEDGMENT

STATE OF UTAH	:
:ss.
COUNTY OF SALT LAKE	:

On the 15th day of June, 2005, personally appeared before me Steve L. Taylor, personally known to me to be the person who signed the foregoing Articles of Incorporation

/s/ Jan W. Peterson
Jan W. Peterson
Notary Public

REGISTERED AGENT ACKNOWLEDGMENT

I, Steven L. Taylor, hereby acknowledge my appointment as Registered Agent of the foregoing corporation, Scrap China Corporation.

/s/ Steven L. Taylor
Steven L. Taylor

STATE OF UTAH	:
:ss.
COUNTY OF SALT LAKE	:

On the 15th day of June, 2005, personally appeared before me Steve L. Taylor, personally known to me to be the person who signed the foregoing Registered Agent Acknowledgment

/s/ Jan W. Peterson
Jan W. Peterson
Notary Public